STATE OF DELAWARE
                             CERTIFICATE FOR RENEWAL
                             AND REVIVAL OF CHARTER

     The corporation organized under the laws of Delaware, the charter of which was forfeited for failure to obtain a registered agent, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

         1. The name of this corporation is Camryn Information Services, Inc.

         2. Its registered office in the State of Delaware is located at 2711 Centerville Rd, Suite 400, Wilmington, DE 19808, County of New Castle, the name of its registered agent is The Company Corporation.

         3. The date the Certificate of Incorporation was filed in Delaware was May 16, 1997.

         4. The date when restoration, renewal, and revival of the charter of this company is to commence is the 24th day of February, 1999, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

         5. This corporation was duly organized and carried on the business authorized by its charter until the 25 day of February, A.D. 1999, at which time its charter became inoperative and forfeited for failure to obtain a registered agent and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

     IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters the last and acting authorized officer hereunto set his/her hand to this certificate this 28th day of October A.D. 2004.


By: /s/ Mark White



Name:  Mark White
     -----------------
Print or type

Title:  President
      ----------------
                                                          State of Delaware
                                                         Secretary of State
                                                      Division of Corporations
                                                   Delivered 01:00 PM 10/29/2004
                                                      FILED 01:00 PM10/29/2004
                                                    SRV 040783342 - 2753360 FILE

                                    Delaware
                                -----------------  PAGE 1
                                 The First State




     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF RENEWAL OF "CAMRYN INFORMATION SERVICES, INC.", FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF OCTOBER, A.D. 2004, AT 1 O'CLOCK P.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.














                                        /s/ Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State

     2753360 8100                               AUTHENTICATION: 3445573

     040783342                                            DATE: 10-29-04